EXHIBIT 11
KETEMA, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                   Three Months Ended
                                                       November 30,

                                                      1993            1992
Primary
    Income (loss) from continuing operations       $519,000       $(1,762,000)

    Net income (loss)                              $519,000       $(1,853,000)

    Weighted average number of common shares and
       common stock equivalents outstanding       3,496,005         3,729,463

    Primary earnings (loss) per common share:
       Income (loss) from continuing operations      $0.148           $(0.472)
       Net income (loss)                             $0.148           $(0.497)

Assuming full dilution
    Income (loss) from continuing operations       $519,000       $(1,762,000)
    Add after tax interest expense applicable to
       8% subordinated convertible debentures
       due 2003                                     182,000           187,000
    Income (loss) from continuing operations
       as adjusted                                 $701,000       $(1,575,000)

    Discontinued operations net of taxes                  0           (91,000)
    Net income (loss), as adjusted                 $701,000       $(1,666,000)

    Weighted average number of common shares
       outstanding                                3,492,300         3,684,702
    Assuming conversion of 8% subordinated
       convertible debentures due 2003              991,197         1,018,045
    Assuming exercise of stock incentives
       reduced by the number of shares which
       could have been purchased with the
       proceeds from exercise of such incentives     68,763            44,761

  Weighted average number of common shares outstanding
       as adjusted                                4,552,260         4,747,508

    Earnings (loss) per common share assuming full dilution:
       Income (loss) from continuing operations      $0.154*          $(0.332)*
       Net income (loss)                             $0.154*          $(0.351)*

* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.

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                                                  EXHIBIT 11
KETEMA, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                  Nine Months Ended November 30,
                                                         1993            1992
Primary
    Income (loss) from continuing operations          $463,000      $(971,000)

    Net income (loss)                                 $158,000    $(1,087,000)

    Weighted average number of common shares and
       common stock equivalents outstanding          3,620,841      3,776,544

    Primary earnings (loss) per common share:
       Income (loss) from continuing operations         $0.128        $(0.257)
       Net income (loss)                                $0.044        $(0.288)

Assuming full dilution
    Income (loss) from continuing operations          $463,000      $(971,000)
    Add after tax interest expense applicable to
       8% subordinated convertible debentures
       due 2003                                        547,000        588,000
    Income (loss) from continuing operations as
       adjusted                                     $1,010,000      $(383,000)

    Discontinued operations net of taxes              (305,000)      (116,000)
    Net income (loss), as adjusted                    $705,000      $(499,000)

    Weighted average number of common shares
       outstanding                                   3,618,626      3,733,370
    Assuming conversion of 8% subordinated
       convertible debentures due 2003                 991,197      1,057,433
    Assuming exercise of stock incentives reduced
       by the number of shares which could have
       been purchased with the proceeds from
       exercise of such incentives                      68,763         43,174

    Weighted average number of common shares outstanding
       as adjusted                                   4,678,586      4,833,977

    Earnings (loss) per common share assuming full dilution:
       Income (loss) from continuing operations        $0.216*      $(0.079)*
       Net income (loss)                               $0.151*      $(0.103)*

* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.